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                        DELAWARE GROUP DECATUR FUND, INC.

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION



                  DELAWARE GROUP DECATUR FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

                  SECOND: The first sentence of ARTICLE SECOND of the Articles of Incorporation, as amended and supplemented, is hereby amended to read as follows:

                           SECOND: The name of the corporation is Delaware Group Equity Funds II, Inc.

                  THIRD: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of the Decatur Income Fund Class of shares of the Decatur Income Fund series of the Common Stock to the Decatur Income Fund A Class of shares; by changing the name of the Decatur Income Fund (Institutional) Class of shares of the Decatur Income Fund series of the Common Stock to the Decatur Income Fund Institutional Class of shares; and by deleting the old names of such classes from the Articles of Incorporation, as amended and supplemented to date, and inserting in lieu thereof, the new names of such classes as changed hereby.

                  The names of the other two classes of the Common Stock of the Decatur Income Fund series of the Common Stock of the Corporation (the Decatur Income Fund B Class and the Decatur Income Fund C Class) shall remain unchanged.

                  FOURTH: The Articles of Incorporation of the Corporation, as amended and supplemented, are further amended by changing the name of the Decatur Total Return Fund Class of shares of the Decatur Total Return Fund series of the Common Stock to the Decatur Total Return Fund A Class of shares; by changing the name of the Decatur Total Return Fund (Institutional) Class of shares of the Decatur Total Return Fund series of the Common Stock to the Decatur Total Return Fund Institutional Class of shares; and by deleting the old names of such classes from the Articles of Incorporation, as amended and


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supplemented to date, and inserting in lieu thereof, the new names of such classes as changed hereby.

                  The names of the other two classes of the Common Stock of the Decatur Total Return Fund series of the Common Stock of the Corporation (the Decatur Total Return Fund B Class and the Decatur Total Return Fund C Class) shall remain unchanged.

                  FIFTH: The amendments to the Articles of Incorporation of the Corporation as set forth above have been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

                  SIXTH: The amendments to the Articles of Incorporation of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares that are the subject of the name changes.

                  SEVENTH: The Articles of Amendment shall become effective at 4:00 p.m. on December __, 1996.


                  IN WITNESS WHEREOF, DELAWARE GROUP DECATUR FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary on this ___ day of December, 1996.


                                     DELAWARE GROUP DECATUR FUND, INC.



                                     By:_____________________________________
                                              George M. Chamberlain, Jr.
                                              Senior Vice President


ATTEST:



----------------------------
         David P. O'Connor
         Assistant Secretary


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                  THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP
DECATUR FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                                 ------------------------------
                                                 George M. Chamberlain, Jr.
                                                 Senior Vice President




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